Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is dated October 10, 2019 (the “Fourth Amendment”), and is by and between Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation (“Borrower”), with offices at 180 N. LaSalle Street, 3rd Floor, Chicago, IL  60601, and CIBC Bank USA (together with successors and assigns, the “Lender”), with offices at 120 S. LaSalle Street, Chicago, IL  60603, as further identified below.

RECITALS:

A. The Borrower and the Lender have heretofore executed a Revolving Credit Agreement dated October 13, 2016, as amended by First Amendment thereto effective April 13, 2017, as amended by Second Amendment thereto effective October 12, 2017, and as amended by Third Amendment thereto effective October 11, 2018 (collectively, the “Loan Agreement”), which may be further amended from time to time, and the Borrower (and if applicable, certain third parties) have executed a Negative Pledge Agreement dated October 11, 2018 (the “Negative Pledge Agreement”), a Fourth Amended Revolving Note dated October 10, 2019 (the “Fourth Amended Note”), and such other documents which may or may not be identified in the Agreement and certain other related documents (collectively, together with the Loan Agreement, the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from time to time up to the original maximum amount stated therein, as may be amended from time to time.

B.  The Borrower has requested and the Lender has agreed to increase the Revolving Loan Commitment to $15,000,000.00 and extend the maturity date and make certain other modifications to the Loan Agreement and Loan Documents as described below.

C.  The Lender has agreed to such modifications, but only on the terms and conditions outlined in this Fourth Amendment.

1.Section 1.1, Definitions, of the Loan Agreement is hereby amended by deleting the Revolving Loan Commitment and Revolving Loan Maturity Date definition thereof and replacing it as follows:

“Revolving Loan Commitment means Fifteen Million and 00/100ths Dollars ($15,000,000.00), as shall or may be reduced from time to time pursuant to Section 4.1 and Section 4.2 hereto.”

“Revolving Loan Maturity Date means the earlier to occur of October 9, 2020 or the Termination Date.”

2.Section 2.1, Revolving Loan Commitment, of the Loan Agreement is hereby amended by deleting the Section in its entirety and replacing it with as follows:

“Revolving Loan Commitment

.  Except as such Revolving Loan Commitment may or shall be reduced pursuant to Section 4.1 and Section 4.2 hereto, on and subject to the terms and conditions of this Agreement, Lender agrees to make the Revolving Loans to Borrower on a revolving basis up to a maximum aggregate principal amount of Fifteen Million and 00/100ths Dollars ($15,000,000.00) (subject to the restriction as provided in Section 4.2 herein) from time to time until the Revolving Loan Maturity Date as Borrower may request from Lender; provided, further, that after giving effect to such Revolving Loans, the Revolving Outstandings will not at any time exceed the Revolving Loan Commitment.  Borrower agrees to pay to Lender a fee equal to the product achieved when (A) the unused portion of the Revolving Loan Commitment

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is multiplied by (B) 0.175% (the "Unused Commitment Fee").  For purposes of calculating usage under this Section 2.1(a), the Revolving Loan Commitment shall be deemed used to the extent of the Revolving Outstandings. The Unused Commitment Fee shall be payable in arrears on the last day of each calendar quarter and on the Revolving Loan Maturity Date for any period then ending for which such Unused Commitment Fee shall not be previously paid. The Unused Commitment Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.”

3.Subsection 3.1.1, Revolving Loan, of the Loan Agreement is hereby deleted and replaced with new Subsection 3.1.1 as follows:

“3.1.1    Revolving Loan.  Lender agrees to extend the Revolving Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Revolving Note and the other Loan Documents.  All sums advanced and outstanding from time to time under any Revolving Loan shall bear interest per annum at a rate equal to either (a) the LIBOR Rate plus 195 basis points, or (b) the Prime Rate minus 75 basis points, floating. Borrower shall communicate to the Lender not less than three (3) Business Days prior to the commencement of an Interest Period whether Borrower elects to utilize option (a) or option (b) for the upcoming Interest Period and if Borrower fails to deliver notice of Borrower’s election to Lender not less than three (3) Business Days prior to the commencement of an Interest Period, all such borrowings shall be treated as an election by Borrower to utilize option (b). The unpaid principal balance plus all accrued but unpaid interest on the Revolving Loan shall be due and payable on the Revolving Loan Maturity Date in accordance with the terms of the Revolving Note and this Agreement.”

4.Annex A, Commitment, of the Loan Agreement is hereby deleted in its entirety and replaced with new Annex A attached.

5.Conflicts.  In the event of a conflict between the terms and conditions or the definitions of terms in the Loan Agreement, the other Loan Documents and the terms and conditions or the definitions of said terms provided herein, the terms and conditions and the definition of said terms as provided herein shall control.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and the other Loan Documents.

6.Effectiveness of Prior Documents. Except as specifically modified hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.  All warranties and representations contained in the Loan Agreement and the other Loan Documents shall be deemed remade and affirmed as of the date hereof by the Borrower, except any and all references to the Loan Agreement in such representations, warranties and covenants shall be deemed to include the Loan Agreement as amended by this Fourth Amendment.  No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened against either Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. All collateral previously provided to secure the Loan Agreement continues as security, and all guaranties, if any, guaranteeing obligations under the Loan Documents remain in full force and effect.  This is a Fourth Amendment, not a novation.

7.Release.   In further consideration of Lender’s execution of this Fourth Amendment, the Borrower, on behalf of itself and its respective successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to any of them), assigns, subsidiaries and affiliates, hereby forever releases Lender and its respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Released Parties”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that Borrower may have against the Released Parties which arise from or relate to any actions which the Released Parties may have taken or omitted to take prior to the date this Fourth Amendment was executed, including without limitation with respect to the obligations of Borrower and any third parties liable in whole or in part, and as debtor, surety or guarantor, for the said obligations and any collateral for the said obligations, except in case of willful misconduct or gross negligence, and except for any breach by the Lender of this Agreement or any other Loan Document.. This release shall include all claims based on the “per annum” calculation as defined in the Note of interest due to be paid by

Borrower, based on the “per annum” definition contained in the Illinois Interest Act, 815 Ill. Comp. Stat. §205/9 et seq., and the duty of good faith and fair dealing.   This release shall constitute a complete defense of all Claims.  Nothing in this release shall be construed (or shall be admissible in any legal action or proceeding) as an admission by any of the Released Parties that any defense, indebtedness, obligation, liability, claims or cause of action exists which is in the scope of those hereby released.

8.Preconditions of Effectiveness. This Fourth Amendment shall become effective only upon receipt by the Lender of: (i) an executed and delivered copy of this Fourth Amendment; (ii) an executed and delivered copy of the Fourth Amended Note; (iii) copies of required Borrowing (or other) entity resolutions and certifications as required by the Lender; and (iv) any other documents reasonably required by the Lender.

9.No Waiver of Defaults; Warranties. This Fourth Amendment shall not be construed as or be deemed to be a waiver by the Lender of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Fourth Amendment.

10.Counterparts. This Fourth Amendment may be signed in any number of counterparts, each of which shall be construed an original, but when taken together shall constitute one document.

11.Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Fourth Amendment and the documents referenced herein are within the powers and authority of the Borrower and have been duly authorized by all necessary action and do not and will not contravene or conflict with the Articles of Incorporation or Bylaws of the Borrower.

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Dated:  October 10, 2019.

BORROWER:

Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation

By: /s/  Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President and CEO

NEGATIVE PLEDGE AFFIRMATION AND CONSENT

BYLINE BANCORP, INC., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation, its capacity as Borrower under the Negative Pledge Agreement, as may be amended, hereby consents to and agrees to the terms of the foregoing Fourth Amendment, as of the day and year first above written.

Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation

By: /s/  Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President and CEO

ACCEPTED AND AGREED TO:LENDER:

CIBC BANK USA

By: /s/  Kevin Kehoe

Name: Kevin Kehoe

Title: Group Head

[signature page of Fourth Amendment]

ANNEX A

COMMITMENT

Lender	Revolving Loan Commitment Amount
CIBC Bank USA, formerly known as The PrivateBank and Trust Company	$15,000,000
TOTALS	$15,000,000.00

FOURTH AMENDED REVOLVING NOTE

$15,000,000.00October 10, 2019

Chicago, Illinois

THE UNDERSIGNED, Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc., an Illinois corporation (the “Borrower”), for value received, promises to pay to the order of CIBC Bank USA (the “Lender”) at its principal office in Chicago, Illinois, the aggregate unpaid amount of all Revolving Loans made to the undersigned by Lender pursuant to the Loan Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan Agreement.

The Borrower further promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement.  Payments of both principal plus interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Revolving Credit Agreement, dated as of October 13, 2016, together with First Amendment thereto dated April 13, 2017, Second Amendment thereto dated October 12, 2017, Third Amendment thereto dated October 11, 2018, and Fourth Amendment thereto dated October 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and Lender, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. The remaining outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Revolving Loan Maturity Date, which is October 9, 2020.  Terms not otherwise defined herein are used herein as defined in the Loan Agreement. This Fourth Amended Revolving Note (“Fourth Amended Note”) is an amendment to and restatement, without novation or satisfaction, of that certain Third Amended Revolving Note dated on or about October 11, 2018 (the “Original Note”).  Accordingly, Borrower acknowledges that all amounts presently due and owing under the Original Note shall be deemed transferred to and be advanced under this Fourth Amended Note.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby.  A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.  In addition, Borrower expressly agrees that this

Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof.  This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court located in Chicago, Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law.  Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS REVOLVING NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

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IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

Borrower:

Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc., an Illinois corporation

By: /s/  Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President and CEO

Signature Page to Note

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